CONVERTIBLE TERM NOTE


$1,000,000                                                        Tampa, Florida
                                                               November 10, 1998

     FOR VALUE RECEIVED, CUMBERLAND TECHNOLOGIES, INC. ("Borrower") promises to pay to the order of TRANSCOR WASTE SERVICES, INC. ("Lender") the sum of One Million Dollars ($1,000,000) on November 10, 2001 ("Maturity Date"), together with interest thereon and subject to optional prepayment as set forth herein.

     1. INTEREST. Subject to accrual as hereinafter set forth, interest on this Note shall be paid on the first day of January 1999 and on the first day of each calendar quarter thereafter with respect to the immediately preceding calendar quarter at the "Base Interest Rate" (as hereinafter defined) so long as any principal of this Note is outstanding. All accrued and unpaid interest shall be payable on the Maturity Date. After maturity, whether by acceleration or otherwise, interest shall accrue and be payable at a rate per annum equal to one and one half percent per annum in excess of the Base Interest Rate. Interest shall be calculated on the basis of 360 days per year and 30 days per month.

     As used herein, "Base Interest Rate" shall mean an annual rate of interest equal to one half of one percent per annum in excess of the interest rate per annum ("Stated Interest Rate") established by NationsBank from time to time as a guide for determining actual lending rates charged to its customers and shall change simultaneously with each change in the Stated Interest Rate; in no event, however, shall any interest charged on this Note be at a rate in excess of the maximum interest rate permitted by applicable law.

     2. OPTIONAL PREPAYMENT OF PRINCIPAL. This Note may be prepaid at any time in whole or in part, for the first six months outstanding without penalty or premium, provided however, that any partial prepayment shall be in the minimum amount of Ten Thousand Dollars ($10,000) or in multiples of One Thousand Dollars ($1,000) in excess thereof and will first be applied to payment of accrued and unpaid interest to the date of prepayment and then to payment of principal.

     After the six-month anniversary, the note shall not be pre-payable without first giving Lender an opportunity to convert such outstanding amount to common stock under the conversion formulas. Lender shall have ten (10) days from notice to convert the note into stock, otherwise the note shall be repayable without penalty on the 10th day.

     3. CONVERSION. Lender shall have the right at any time, subsequent to the six month anniversary, and prior to the close of business on the maturity date, at any time during ordinary business hours to convert, subject to the terms and provisions herein stated, the principal amount of this Note, or a portion thereof as hereinafter provided, into such number of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of Borrower (as such shares shall be constituted at the time of conversion, calculated as to each conversion to the nearest one one-hundredth (.01) of one share) at $3.00 per share, adjusted, if required as provided below. The Lender may convert this Note upon surrender to Borrower, of this Note so to be converted accompanied by written notice, executed by Lender of election to convert the principal thereof into Common Stock (and in the case of the conversion of less than the entire principal amount of this Note surrendered, specifying the portion thereof, which shall in integral multiplies of $10,000, to be converted).

     No payment or adjustment shall be made on conversion of this Note for interest accrued thereon or for dividends on securities issued upon such conversion.

     The Conversion Price referred to in this Section 3 shall be subject to adjustment from time to time as follows:

     If Borrower shall at any time after the date hereof subdivide or combine the outstanding shares of Common Stock or issue additional shares of Common Stock as a dividend or other distribution on the Common Stock, the Conversion Price in effect immediately prior to such subdivision or combination of shares or share dividend or distribution shall be proportionately adjusted so that, with respect to each such subdivision of shares or share dividend or distribution, the number of shares of the Common Stock deliverable upon conversion shall be increased in proportion to the increase in the number of shares of the then outstanding Common Stock resulting from such subdivision of shares or share dividend or distribution, and with respect to each such combination of shares, the number of shares of the Common Stock deliverable upon conversion of this Note shall be decreased in proportion to the decrease in the number of shares of the then outstanding Common Stock resulting from such combination of shares. Any such adjustment in the Conversion Price shall become effective, in the case of any such subdivision or combination of shares, at the close of business on the effective date thereof, and, in the case of any such share dividend or distribution, at the close of business on the record date fixed for the determination of shareholders entitled thereto or on the first business day during which the stock transfer books of Borrower shall be closed for the purpose of such determination, as the case may be.

     At any time commencing one year from the date of this Note, and provided that the Borrower is indebted to Lender pursuant to this Note, Lender shall have the right to require Borrower to prepare and file one new registration statement, if then required under the Securities Act of 1933 (the "Act") covering all or any portion of the shares issued upon conversion hereof as hereinafter provided. Borrower will within five (5) days of receipt of the demand to register the shares, acknowledge in writing that Borrower is obligated to register the shares. Borrower shall use its best efforts to cause such registration to become effective to the extent required or desirable to permit Lender to dispose of such shares in compliance with applicable laws without any volume or holding restrictions under the Act. The Borrower shall bear all expenses incurred in the preparation and filing of such registration statement, except the holder of the shares issuable upon conversion of this Note shall pay any underwriting discounts or commissions and the expenses of its own legal counsel.

     4. DEFAULT. Upon the occurrence of any of the following specified events (each sometimes hereinafter referred to as an "Event of Default"), the entire unpaid balance of principal of and interest on this Note shall become immediately due and payable at the option of Lender.


          (a) Failure of Borrower to pay, within ten (10) days after the due date therefor, any installment of the principal of, or interest on, this Note; or

          (b) Failure of Borrower to promptly pay all of its taxes, assessments and other governmental charges prior to the date on which penalties are attached thereto, establish adequate reserves for the payment of taxes and assessments or make all required withholding and other tax deposits, except as to any liabilities being contested in good faith; or

          (c) Failure of Borrower to keep all of its properties so insurable (i) insured at all times with responsible insurance carriers against fire, theft and other hazards in such manner and to the extent that like properties are usually insured by others operating properties of a similar character in the same genera locality and (ii) adequately insured at all times with responsible insurance carriers against liability on account of damage to persons or property and under all applicable workers' compensation laws; or

          (d) Failure of Borrower to maintain its corporate existence in good standing or to remain or to become duly qualified or licensed and in good standing as a foreign corporation in each jurisdiction in which the conduct of its business requires such qualification or license and the failure to be so qualified would have a material adverse effect on the Borrower's
     business;   or

          (e) Borrower's failure to cause all of its and its subsidiaries properties used or useful in the conduct of its business to be maintained and kept in good working order and all related licenses and permits to be kept current and valid, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing herein shall prevent the Borrower from discontinuing the operations and maintenance of such properties if such discontinuance is in the judgment of the Borrower desirable in the conduct of such business and not disadvantageous in any material respect to the Lender.

          (f) The making of a general assignment by Borrower for the benefit of creditors, or the institution by Borrower of any type of bankruptcy, reorganization or insolvency proceeding under any state or federal law or of any formal or information proceeding for the dissolution or liquidation of, settlement of claims against or winding up of affairs or Borrower; or

          (g) The appointment of a receiver or trustee for Borrower or for any assets of Borrower or the institution against Borrower of any type of bankruptcy, reorganization or insolvency proceeding under any state or federal law or any proceeding for the liquidation or winding up of the affairs of Borrower and the failure to have such proceeding dismissed within sixty (60) days.

     No omission or delay by Lender or other holder hereof in exercising any right or power under this Note will impair such right or power or be construed to be a waiver of or acquiescence in any default hereunder, and no waiver by the Lender or other holder hereof of any breach or default hereunder shall be deemed to be a waiver of any right or power upon the later occurrence or recurrence of any such breach or default.

     Borrower agrees to pay to Lender the reasonable expenses incurred by the Lender in connection with the origination of this Note and the enforcement of Lender's rights hereunder, including, without limitation, the reasonable fees and disbursements of legal counsel.

     Any notice or demand required under this Note or by law shall be in writing and shall be deemed to have been delivered by hand delivery to or by mailing the same by certified mail, return receipt requested, to the respective parties at the following address:

                      To Lender:                Mr. Joseph M. Williams
                                                TransCor Waste Services, Inc.
                                                1501 E. 2nd Avenue
                                                Tampa, FL 33605

                      To Borrower:              Mr. Joseph M. Williams
                                                Cumberland Technologies, Inc.
                                                4311 W. Waters Avenue
                                                Suite #401
                                                Tampa, FL 33614

     IN WITNESS WHEREOF, the parties hereto have caused this Term Note to be duly executed the date first stated above.



SIGNATURES WITNESSED                       TRANSCOR WASTE SERVICES, INC.



                                           -------------------------------------
As Lender                                  By:  Joseph M. Williams
                                           Title:  President


                                           CUMBERLAND TECHNOLOGIES, INC.



                                           -------------------------------------
As to Borrower                             By:  Joseph M. Williams
                                           Title:  President